Exhibit 3.3

PROMISSORY NOTE (California) us s264,fl)0.00 March 1, 2024 FOR VALUE RECEIVEO, the undersiSned, REFIECTIONS AT LAXESXORE, LLC, a Calltornla llmlted ll.bllltY cornpany (totether with such party's or parties' successors and permined assigns, "BotroweT"), iointly and severally (ifmorethan onelpromises to pay to the order ofYlELOl, LLc, a Georyh llmlled ll.blltty companY, the principalsum of Two HUNDRED SIXTY-FOUR THOUSAND AND 00/1m OOTLARS (US 5264,0qr.001, with interest on the unpaid principal balance, as hereinafter provided. A. Delined T¤rms. Capitalized terms used but not defined in this Note shall have the meanings Siven to such terms in the Montage or the Loan Agreement, as applicable. ln addition to defined terms found elsewhere in this Note, as used in this Note, the following definitions shallapply: Buslness OaV: Any day other than a Saturday, a Sunday or any other day on which tender or the national banking association5 are not open for business. Detault Rat¤: The rate of twenty-four percent (24.00ta) per annum. However, at no time will the Default Rate exceed the Maximum lnterest Rate. OBbu6ement Datr: The date of the initial disbursement of Loan proceeds hereunder. Flrst Paym¤nt Due oate: Ap,ll 1, 2024. Firrd lnteiert Rate: The annual interest rate of fiftc¤n p.,cent (15.OOra). lndcbt¤dnas5: The principal of, interest on, or any other amounts due at any time under, this Note, the Loan Atreement, the Mortgage or any othe. Loan Document (other than the Environmental lndemnity and any tuaranty), including prepayment premiums, late charSes, default interest, and advance5 to p.otect the secunty of the Mongage under se[tion G of the MortgaSe or any other applicable provision of the Loan Agreement, the Mortgage or any other [oan oocument or as permitted by law. Lendcr: The holder(s) from time to time of this Note. Loan: The loan evidenced by this Note. Loan At,eement: That cenain Loan agreement dated as of the date of this Note by and between Borrower and Lender, as such aSreement may be amended from time to time. Matealal Adverse Eflect: Any occurrence of any crrcumstance, act, aondition, or event of whatever nature, whether singly or in conjunction with any other event, act, condition, circumstances, whether or not related, lhat could in Lender's reasonable jud8ment be expected ro have a sitnificant det.imental effect on (i) the prospect5, business, results of operations, operations, capitalization, assets, liabilities (contingent or otherwise), reputation, toodwill, financial condition or performance of Eorrower and its Controlling Entities, Sub-Entities, any Guarantor, or any other Person obligated for the lndebtedness, (ii)the ability of Borrower and its Controlling Entities, Sub-Entities, any Guarantor, or any other Person oblitated for the lndebtedness, to pay or perform the obliSations under the Loan Documents when due, (iii) the validity or enforceability of (a) any ol the Loan Documents, (b) any Lien created or purported to be created by any of the Loan Documents or the required priority of any su(h Lien or (c)the ri8hts and remedies of Lender under any of the l-oan Documents, or (iv)the use, value or condition of the Mongaged Propeny M.rurity Oare: The earlier of (i) March 1,2025, and (ii)the date on whiEh the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise pursuant to the Loan Documents or the exercise by Lender of any ri8ht or remedy under any Loan oocument. MarlmuD tnterert Ratct The rate of interest that re5ults in the maximum amount of interest allowed by applacable law. Morttage: That certain Deed of Trust, Assignment of Rents, Security ASreement and Fixture FilinS dated as of the date of this Note, executed by Borrower to or for the benefit of Lender and securing this Note, which C.lifornia Promissory Note O Gooo(r' all Ri8hre Ret¤N(d.

MortgaEe encumbers certarn real propeny commonly known as APN: 37G201{rO1, laieshore Dr., Lake Elslno,e, C-A 92530. payment Due Oate: The First Pavment Oue Date and any subsequent date on which a monthly installment of interest or principal and interest is due and payable pursuant to section C below. Prepayment Premium End oate: The date that is slx (6) months after the Disbursement oate. Prepayment Pr¤mlum Perlod: The period du,ing which, if a prepayment of principal occurs, a prepayment premium will be payable by Borrower to Lender. The Prepayment Premium Period is the period from the Disbursement Date to and excludlnB the Prepayment Premium End Date. Property Jurlrdlctlon: The juri5diction in which the Land is located. B. Address for Payment. All payments due under this Note shall be payable at I G|ENLA(E P(WY,5U|TE 1050, ATIANTA, GA 30328, or such other place as mav be designated by written notice to Borrower from or on behalf of Lender. By separate document Bofiower shall authorire Lender to deduct all payments due under this Note, plus any and all required monthly lmposition Deposits, lrom Borrower's checkinS account by means of ACH automatic debit transfers. Failure to make all payments due under this Note, plus any and all required monthlY lmposition Oeposits shall constitute an Event of Default. C. Payrn¤nts. C.1. lnterest will accrue on the outstanding pnncipal balance ofthis Note at the Fixed lnterest Rate, subject to the provisions of section H below. C.2. lnterest under this Note shall be computed on the basis of a 350-day year consistint of twetve 30-day months. A balloon payment will be due upon full repayment of this Note even if this Note is not repaid until the Maturity Date. C.3. unless disbursement of prin¤ipal is made by lender to Eorrower on the first day of a calendar month, interest for the period beginning on the olsbursement Date and ending on and including the last day of such calendar month shall be pavable by Eofiower on or before the Disbursement oate. If the Disbursement Date is on the first day ol a calendar month, then no pavment will be due from Borrower until the tirst Payment oue Date. The Payment Oue Date for the rirst monthly installment payment under section C.4 below of interest only or principal and interest, as applicable, will be the First Payment Due Date set forth in section A above. Except as provided in this section C.3 and in section J. accrued interest will be payable in arrears. C.4, Beginning on the tirst Payment Due oatq and continuinB until and includinB the monthly rnstallment due on the Maturity Oate, accrued interest only shall be payable by gorrower in consecutive monthly installments due and payable on the Iirst day of each calendar month. C.5, All remainint lndebtedness, includint all principal and interest, shall be due and payable by Bo,rower on the Maturitv Date. All payments under thrs Note shall be made in rmmediately available U.S. funds. Any retularly scheduled monthly installment of interest that is re(eived by Lender before the date it i5 due shall, at Lender's option and discretion, be deemed to have been received on the due date solely for the purpose of calculatinB interest due. Any accrued interest remaining past due for rhirty (30) davs or more, at [ender's disc,etion, may bc added to and become part of the unpaid principal balance of this Note and any reference to "accrued inte.est" shall refer to accrued interest which has not become pan of the unpaid principal balance. Any amount added to principal pursuant to the Loan Documents shall bear interest at the agDlicable rate or rates specified in this Note and shall be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of interest or principal and interest. ln the event any check tiven by gorrower to Lender as a payment on this Note is dishonored, or in the event there are insufficient fund5 in Borrower's desitnated account to cover any preauthorited monthly debit from Eorrower's checkint account, then, without limiting any other char8es or remedies, Borrower shall pay to tender a processing fee of S100.00 (but not more than the maximum amount allowed by law) for each 5UCh event. D. Applicatlon otPayment5. Each monthly payment will be applied fi.st to pay in full interest then due and owing, then, at Lende/s sole discretion, to outstandinB lees and costs, and finally the balance of each said monthly payment paid by Borrower will be credited to principal. Notwithstanding the foreSoin& if at any time Lender receives, from Bor.ower or otherwise, any amount applicable to the lndebtedness which is less than all amounts due and payable Calitornia Promisrory Nolc O Gooo.s'all R'ghrr RereNed. PaSe 2

at such time, Lender may apply the amount received to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion. Borrower agrees that neither Lender's acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts, a refinance, or an accord and satisfaction.

E. Security. The Indebtedness is secured by, among other things, the Mortgage and reference is made to the Mortgage for other rights of Lender as to collateral for the Indebtedness.

F. Acceleration. If an Event of Default has occurred, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under section J below, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower (except if notice is required by applicable law, then after such notice). Lender may exercise this option to accelerate regardless of any prior forbearance. For purposes of exercising such option, Lender shall calculate the prepayment premium as if prepayment occurred on the date of acceleration.

G. Late Charge.

G.1. If any installment of interest or principal and interest or other amount payable under this Note, the Loan Agreement, the Mortgage or any other Loan Document is not received in full by Lender within **five (5)** days after the installment or other amount is due (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period shall be substituted), Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to **ten percent (10%)** of such installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted).

G.2. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this section G represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to section H below.

H. Default Rate.

H.1. So long as (a) any monthly installment payment under this Note remains past due for **ten (10)** days or more or (b) any other Event of Default has occurred which, if it is amenable to cure, has not been timely cured, then notwithstanding anything in section C above to the contrary, interest under this Note shall accrue at the Default Rate on the unpaid principal balance from the earlier to occur of the Payment Due Date of the first unpaid monthly installment payment under this Note or the date of the occurrence of such other Event of Default, as applicable.

H.2. From and after the Maturity Date, the unpaid principal balance and all accrued interest shall continue to bear interest at the Default Rate until and including the date on which the entire principal balance is paid in full.

H.3. Borrower acknowledges that (a) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (b) during the time that any monthly installment under this Note is delinquent for **ten (10)** days or more, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender's ability to meet its other obligations and to take advantage of other investment opportunities; and (c) it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment under this Note is delinquent for **ten (10)** days or more or any other Event of Default has occurred which, if it is amenable to cure, has not been timely cured, Lender's risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of Borrower's delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan. During any period that the Default Rate is in effect the additional interest accruing over and above the Fixed Interest Rate shall be immediately due and payable in addition to the regularly scheduled interest or principal and interest payments.

California Promissory Note **Page 3**
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I. **Full Recourse Personal Liability.** Borrower shall have full recourse personal liability under this Note, the Loan Agreement, the Mortgage and all other Loan Documents for the repayment of the Indebtedness and for the payment and performance of any and all other obligations of Borrower under this Note, the Loan Agreement, the Mortgage and all other Loan Documents.

J. **Voluntary and Involuntary Prepayments.**

J.1. Any receipt by Lender of principal due under this Note prior to the Maturity Date, other than principal required to be paid in monthly installments pursuant to section C above, constitutes a prepayment of principal under this Note. Without limiting the foregoing, any application by Lender, prior to the Maturity Date, of any proceeds of collateral or other security to the repayment of any portion of the unpaid principal balance of this Note constitutes a prepayment under this Note.

J.2. Borrower may voluntarily prepay all of the unpaid principal balance of this Note on a Payment Due Date so long as Borrower designates the date for such prepayment in a notice from Borrower to Lender given at least **thirty (30)** days prior to the date of such prepayment. If a Payment Due Date (as defined in section A above) falls on a day which is not a Business Day, then with respect to payments made under this section J only, the term "Payment Due Date" shall mean the Business Day immediately preceding the scheduled Payment Due Date.

J.3. Notwithstanding section J.2 above, Borrower may voluntarily prepay all of the unpaid principal balance of this Note on a Business Day other than a Payment Due Date if Borrower provides Lender with the notice set forth in section J.2 above and meets the other requirements set forth in this section J.3. Borrower acknowledges that Lender has agreed that Borrower may prepay principal on a Business Day other than a Payment Due Date only because Lender shall deem any prepayment received by Lender on any day other than a Payment Due Date to have been received on the Payment Due Date immediately following such prepayment and Borrower shall be responsible for all interest that would have been due if the prepayment had actually been made on the Payment Due Date immediately following such prepayment.

J.4. Borrower may voluntarily prepay less than all of the unpaid principal balance of this Note (a "**Partial Prepayment**") at any time. Upon delivery of the Partial Prepayment, a prepayment premium calculated pursuant to section J.5 below, based on the amount being prepaid, plus a separate $1,000.00 prepayment fee, shall be due and payable to Lender upon demand. In order to voluntarily prepay all or any part of the principal of this Note, Borrower must also pay to Lender, together with the amount of principal being prepaid, (a) all accrued and unpaid interest due under this Note, plus (b) all other sums due to Lender at the time of such prepayment, plus (c) any prepayment premium calculated pursuant to section J.5 below, to the extent such prepayment premium does not exceed the Maximum Interest Rate.

J.5. Except as provided in section J.6 below, a prepayment premium shall be due and payable by Borrower in connection with any prepayment of principal under this Note during the Prepayment Premium Period. The prepayment premium shall be **three percent (3%)** of the amount of principal being prepaid for any prepayments occurring during the Prepayment Premium Period.

J.6. Notwithstanding any other provision of this section J, no prepayment premium shall be payable with respect to (a) any prepayment made after the expiration of the Prepayment Premium Period or (b) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Loan Agreement.

J.7. Unless Lender agrees otherwise in writing, a permitted or required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments.

J.8. Borrower recognizes that any prepayment of any of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from an Event of Default by Borrower, will result in Lender's incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender's ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth in this Note represents a reasonable estimate of the damages Lender will incur because of a prepayment. Borrower further acknowledges that any prepayment premium provisions of this Note are a material part of the consideration

California Promissory Note **Page 4**
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for the Loan, and that the terms of this Note are in other respects more favorable to Eorrowcr as a result of Borrower's voluntary agreement to the prepayment premium provisions. X, Con5 and Erpenses. To the fullest extent allowed by applicable law, Borrower shall pay: li) all expenses and costs, includint Attorneys' Fees and Costs incurred by Lender o. any Loan Servicer as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, o. to enforce the provisions of any of the other Loan Oocuments (whether or not any lawsuit or other proceedin8 is instituted), includinB those incurred in Dost-judBment collection efforts and in any bankruptcy proceeding (includint any action for relief from the automatic stay of any bankruptcy proceedinE) or judicial or non-judicial foreclosure proceedinS; and (ii) all expenses and costs, including Attorneys' Fees and costs, rncured by Lender or any Loan servicer in connection with the se.vicinS of the Loan, includinS, without limitation, respondinS to requests from Borrower, and erpenses and costs incurred in connection with potential defaults or other legal questions regarding the Loan. L, ForbearaDG¤, Any forbearance by Lender in exercisint any riSht or remedy under this Note, the Loan Agreement, the Mongage, or any other Loan Oocument or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due ot all other payments or to erercise any riSht or remedy with resped to any failure to make prompt payment. Enforcement by Lender of any security for Borrower's oblitations under this Note shall not constitute an election by Lender of remedies so as to preclude the erercise of any other riSht or remedy available to Lender. M. Walvc6. Borrower and all endorsers and Buarantors of this Note and all other third-party obliSors waive presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice ol nonpayment, 8race, and diligence in collectinS the lndebtedness and any other amount due under any of the Loan Documents. .. Loan Char36. Nerther this Note nor any of the other Loan Oocuments shall be construed to create a contract for the use, forbearance or detention of money requirinB payment ot interest at a rate Sreater than the Maximum tnterest Rate. lf any applicable law limiting the amount of interest or other charSes pcrmitted to be collected from gorower in connection with the Loan is interpreted so that any interest or other char8e provided for in any Loan Oocument, whether considered separately or together with other charBes provided ,or in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or char8e is hereby reduced to the extent ne(essary to eliminate that violation. The amounts, if any, previously pard to Lender in excess ofthe permined amounts shall be applied by Lender to reduce the unpaad principal balance of this Note. For the purpose of determinint whether any appliaable law limitrnB the amount of interest or other charges permifted to be collected from Bo ower has been violated, all lndebtedness that constitutes interest, as well as all other charges made in connection with the lndebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of this Note, Unless otherwise required by applicable law, such allocation and spreadinE shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of this Note. O. Pu.poi¤ o, lndcbtedness. Eorrowe. states that the proceeds of this Note will be used solely ,or business, commercial investment, or similar purposes, and that no ponion of it will be used for aSricultural, personal, family, or household purposes. p. Countlnt ol oays. Except where otherwise speciflcally provided, any reference in this Note to a period of "days" means calendar days, not Business Days. q. Governlng Law. This Note shall be toverned by the laws of the Property lurisdiction. R, Connructlon. The captionr and headints of the Sections of this Note are for convenience only and shall be disregarded in construint this Nore. any reference rn this Note to an "Exhibit" or a 'Section" shall, unless otherwise explicitly provided, be construed as refer.ing, respectivelv, to an txhibit attached to this Note or to a Section of this Note. All Exhibits attached to or referred to in this Note are in(orporated by reference in this Note. Any reference in this Note to a statute or regulation shall be construed a5 referrint to that statute or reBUlation as amended f.om time to time. Use of the singula. in this Note includes the plural and use of the plural includes the sinBUlar. As used in this Note, the term "includint" means "rncludinS, but not limited to" and the term "includes" means "includes Callfo.nla Promhsory Note O 6000.r' allR'6htr R¤reryed. PaSe 5 without limitation." The use of one gender includes the other gender, as the context may require. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document in this Note shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Note or any other Loan Document), and (ii) any reference in this Note to any Person shall be construed to include such Person's successors and permitted assigns.

S. Notices; Written Modifications.

S.1. All notices, demands and other communications required or permitted to be given pursuant to this Note shall be given in accordance with section H.3 of the Loan Agreement.

S.2. Any modification or amendment to this Note shall be ineffective unless in writing signed by the party sought to be charged with such modification or amendment.

S.3. Lender shall have the right to assign this Note and the other Loan Documents; Borrower, however, may not assign or otherwise transfer any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of Lender.

T. Consent to Jurisdiction and Venue. Borrower agrees that any controversy arising under or in relation to this Note may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have non-exclusive jurisdiction over all controversies that shall arise under or in relation to this Note. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue or defense to venue to which it might be entitled by virtue of domicile, habitual residence, inconvenient forum or otherwise. However, nothing in this Note is intended to limit any right that Lender may have to bring any suit, action or proceeding relating to matters arising under this Note in any court of any other jurisdiction.

U. Counterparts. This Note may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one Note.

V. California Law Provisions. If a guarantor is liable for only a portion of the Indebtedness, Borrower hereby waives its rights under California Civil Code Section 2822(a) to designate the portion of the Indebtedness that shall be satisfied by Borrower's partial payment.

W. Document Imaging. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, items and records governing, arising from or relating to any of Borrower's loans, including, without limitation, this Note and the other Loan Documents, and Lender may destroy or archive the paper originals. Borrower waives (1) any right to insist or require that Lender produce paper originals, (2) agrees that such images shall be accorded the same force and effect as the paper originals, (3) agrees that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (4) further agrees that any executed facsimile (faxed), scanned, or other imaged copy of this Note or any other Loan Document shall be deemed to be of the same force and effect as the original manually executed document.

X. No Material Adverse Effect. If Lender determines, in its sole and absolute discretion, that a Material Adverse Effect has occurred, which has not been cured, Lender may take any and all enforcement actions afforded to it in the Loan Documents, including, but not limited to, pausing or stopping any future advancements afforded to Borrower in any of its Loan Documents (if applicable) or any other remedies afforded to Lender in section F.2 of the Loan Agreement.

In consideration of Lender's agreement to lend Borrower the principal amount set forth above, Borrower has signed and delivered this Note under seal (where applicable) or has caused this Note to be signed and delivered by its duly authorized representative under seal (where applicable). Where applicable law so provides or allows, Borrower intends that this Note shall be deemed to be signed and delivered as a sealed instrument.

SIGNATURE(S) ON FOLLOWING PAGE(S)

California Promissory Note Page 6
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BORROWER:

REFLECTIONS AT LAKESHORE, LLC,
a California limited liability company

By: **REFLECTIONS AT LAKESHORE MANAGEMENT, LLC,**
a California limited liability company,
Manager

By: ______________________________
MATTHEW BELCHER,
Manager

By: ______________________________
PARKER SMITH,
Manager

By: ______________________________
TRAVIS HOOK,
Manager

By: ______________________________
DARRYL SELF,
Manager

California Promissory Note **Page 7**
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BORROWER:

REFLECTIONS AT LAKESHORE, LLC,
a California limited liability company

By: REFLECTIONS AT LAKESHORE MANAGEMENT, LLC,
a California limited liability company,
Manager

By: ______________________
MATTHEW BELCHER,
Manager

By: ______________________
PARKER SMITH,
Manager

By: ______________________
TRAVIS HOOK,
Manager

By: ______________________
DARRYL SELF,
Manager

California Promissory Note
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Rider to Promissory Note

This Rider to Promissory Note is attached to and made part of that certain Promissory Note dated **March 1, 2024** between **YIELDI, LLC, a Georgia limited liability company**, as Lender, and **REFLECTIONS AT LAKESHORE, LLC, a California limited liability company**, as Borrower (the "**Note**"). In the event of any conflict between the body of the Promissory Note and this Rider, then the terms of this Rider shall control. All capitalized terms used herein that are not specifically defined herein shall have the meanings given to such terms under the Mortgage or Loan Agreement.

1. The following provision shall be added as Section C.6.:

C.6. Subject to the terms and conditions provided herein, the Maturity Date shall be extended (the "Extension Option") for twelve (12) months (the "Extension Period") to March 1, 2026. The Extension Option shall be exercised upon the following terms and conditions:

(a) No Event of Default shall exist.

(b) No monthly payment due under this Note since the initial funding of the Loan shall have been received by Lender more than thirty (30) days after each Payment Due Date.

(c) Borrower shall have not given written notice to Lender at least thirty (30) days prior to the then-current Maturity Date that Borrower will repay the Loan on the stated Maturity Date and will not extend the term of this Note pursuant to the Extension Option.

(d) Borrower shall have paid to Lender a non-refundable extension fee in the amount equal to three (3) percent (3.00%) of the outstanding principal balance of this Note, on or prior to the date thirty (30) days preceding the commencement of the Extension Period.

(e) Borrower shall furnish evidence satisfactory to Lender that all Taxes and insurance premiums on the Mortgaged Property shall have been paid current at the time Borrower exercises the Extension Option.

(f) Borrower shall continue making monthly interest only payments on the first day of each calendar month during the Extension Period.

2. The following provision shall be added as Section J.9.:

J.9. Interest Reserve. Lender may, without further authorization by Borrower, disburse Loan funds into an account with escrow in the name of Lender in the sum of not less than twelve (12) months interest (the "Guaranteed Interest Payment") based on the original principal balance as an interest reserve for interest payments on the Note (the "Interest Reserve"). All funds held in the Interest Reserve shall be disbursed in Lender's sole direction by escrow to Lender, without the further consent of Borrower being required, for the purpose of paying to Lender either (i) the Guaranteed Interest Payment, or (ii) any monthly accrued and unpaid interest payment(s) under the Note (individually, a "Monthly Interest Payment" and, collectively, the "Monthly Interest Payments"). Borrower hereby authorizes Lender in its sole discretion, and without further action by Borrower, to require escrow to disburse to Lender from the Interest Reserve such sums required by Lender to pay the Guaranteed Interest Payment or any Monthly Interest Payment(s). Notwithstanding that Loan funds shall be held in escrow as an Interest Reserve and may be applied by Lender to make either the Guaranteed Interest Payment and/or any Monthly Interest Payment(s) during the term of the Loan, Borrower at all times shall be responsible for making all Note payments as and when due, and Borrower's failure to make any required payments under the Note shall constitute an Event of Default.

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3. The followint provision shall be added a5 Section J.10.: J.10. Notwithstanding anything he.ein this Note to the contrary, if an Event of Default has occur.ed the prepayment premium shall remain in full lorce until the lndebtedness under this Note rs paid in full (including without limitation during anY extension period as may be permitted herein) Rld¤, to the Promlssory Not¤ O Gooocr'alr Rightr Rer¤Nld Page A-2